Company Contact
Brad Edson, CEO
Vital Living, Inc.
480.784.6700
bedson@vitalliving.com
www.vitalliving.com

13 June 02 - DRAFT#2

     VITAL LIVING NAMES RONALD M. KRAUSS, M.D. OF THE LAWRENCE BERKELEY
       NATIONAL LABORATORY AND UNIVERSITY OF CALIFORNIA AT BERKELEY TO
                          SCIENTIFIC ADVISORY BOARD

      Adds Nationally Recognized Expertise in Cardiovascular Nutrition

TEMPE, Ariz.--(BW HealthWire)--June 17, 2002-- Vital Living Inc. (OTCBB:VTLV
- News), The Physician Nutraceutical Company(SM), today announced the appointment of Ronald M. Krauss, M.D., to the company's Scientific Advisory Board.

Krauss is senior scientist in the Life Sciences Division of Lawrence Berkeley National Laboratory, and Adjunct Professor in the Department of Nutritional Sciences at the University of California at Berkeley. His appointment brings the total number of Scientific Advisory Board members to eight.

"Dr. Krauss is an internationally renowned expert in cardiovascular nutrition and we are excited to have him contribute to our Scientific Advisory Board," said Brad Edson, CEO of Vital Living.

"As the founder and first chairman of the American Heart Association's Council on Nutrition, Physical Activity and Metabolism, and the principal author of AHA's last two Dietary Guidelines statements, Dr. Krauss brings an in-depth understanding of the role of nutrition in promoting cardiovascular health."

Commenting on his board appointment, Krauss said, "I welcome the opportunity to contribute to the activities that Vital Living is undertaking to determine the role of nutritional supplements in reducing risk for cardiovascular disease."

Krauss received his undergraduate and medical degrees from Harvard University with honors and served his internship and residency on the Harvard Medical Service of Boston City Hospital. He then joined the staff of the National Heart, Lung, and Blood Institute in Bethesda, Md., where he was senior investigator in the Molecular Disease Branch before moving to Berkeley.

He is board-certified in internal medicine, endocrinology and metabolism, and is a member of the American Society for Clinical Investigation, the American Federation for Clinical Research, and the American Society of Clinical Nutrition.

Krauss has received a number of awards including the American Heart Association Scientific Council's Distinguished Achievement Award. His research involves studies of genetic, dietary, and hormonal effects on plasma lipoproteins and coronary disease. He has published more than 300 research articles and reviews.

About Vital Living

Vital Living develops and markets evidence-based nutraceuticals formulated by physicians  for distribution through physicians.  The company  is  developing and  testing  nutraceuticals in collaboration with  leading  medical  experts

based  on  the  best  available  scientific  evidence.   Vital  Living's  Our

nutraceuticals are designed to be incorporated by physicians into a  standard physician/patient  program,  supported by  a  specially  designed  compliance

regimen.   The Company's initial area of focus is cardiovascular health,  the leading health concern in America affecting 60 million consumers.



Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 37A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company's ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements with the Company's product development partners, the ability of the Company to meet its financial projections, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements whether as a result of new information or otherwise.

                                   #  #  #